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                                 EMPLOYMENT CONTRACT

    This EMPLOYMENT CONTRACT, dated as of February 1, 1997 between Trans World Gaming Corp., a Nevada corporation, ("TWG") with offices at 3 Garfield Mews, London, England SW1 15PL, (the "Company") and Christopher Moore (the "Employee").

    The Company desires to engage Employee to perform services to the Company and Employee desires to perform such services, on the terms and conditions hereinafter set forth:

1.  TERM.

    The Company agrees to employ the Employee in an executive capacity as Director of Operations and Employee agrees to serve on the terms and conditions of this Agreement for a period commencing on the date of this Agreement and ending three (3) years hereafter.

2.  DUTIES AND SERVICES.

    During the Employment Period, Employee shall be employed in the business of the Company. In performance of his duties, Employee shall be subject to reasonable direction of the President and CEO. Employee agrees to devote full time to the affairs of the Company, to discharge his duties hereunder to the best of his abilities and to take no action outside of the ordinary course of business that he is not specifically authorized to take by the President and CEO, and that the foregoing shall constitute a material term of this Agreement. Employee's office shall be based in London, United Kingdom but shall be available to travel as the needs of the business reasonably require.

3.  COMPENSATION.

    As full compensation for his services hereunder, the Company shall pay Employee, during the Employment Period, as follows:

    A. A basic salary payable in semi-monthly installments at the annual rate of $90,000 for each year of the contract, such payments to be made in accordance with the Company's usual payroll practices.

    B. Employee will be entitled to a recoverable draw against his yearly incentive compensation at a rate not to exceed $20,000 per annum.

    C. Employee will be eligible for participation in the Company's 1993 Incentive Stock Plan and the Executive Compensation Plan.

    D. The Company has no current plan relative to cost of living increases, although the Company reserves the right in the figure to grant such cost of living increases.

    E. Employee and the Company shall each be required to contribute 5% per annum of the Employee's annual compensation to a pension plan approved by the Company.

    F. Employee shall further be entitled to purchase share options of TWG's common stock. Such options may not be exercised before February 1, 1998 or 12 months following the effective date of this Agreement, as follows:

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         (i)       Option to acquire 25,000 shares of TWG common stock at an
                   exercise price equal to the closing bid price as quoted on the NASDAQ Small Cap market at the close of business on January 31, 1997.

         (ii) Option to acquire 25,000 shares of TWG common stock at $2.00 per share.

         (iii) Common stock underlying such options shall be restricted securities which carry certain piggyback registration rights.
4.  EXPENSES.

    Employee shall be entitled to reimbursement for reasonable travel and out-of-pocket expenses necessarily incurred in the performance of his duties hereunder, upon submission of written statements and/or bills in accordance with the then regular procedures of the Company.

5.  REPRESENTATIONS AND WARRANTIES OF EMPLOYEE.

    Employee represents and warrants to the Company that Employee is under no contractual or other restriction which is inconsistent with the execution of this Agreement or performance of his duties hereunder, and will not undertake any contractual work outside of this Agreement without the prior written consent of TWG.

6.  PATENTS.

    Any interest in patents, patent applications, inventions, copyrights, developments, and processes (the "Inventions") which Employee during the period he is employed by the Company under this Agreement or otherwise may own or develop relating to the fields in which the Company may then be engaged shall belong to the Company and forthwith upon request of the Company may reasonably request in order to vest in the Company all his right, title and interest in and to the Inventions free and clear of all liens, charges and encumbrances.

7.  CONFIDENTIAL INFORMATION.

    All confidential information which Employee may now possess, may obtain during or after the Employment Period or may create prior to the end of the period he is employed by the Company, under this Agreement, or otherwise, relating to the business of the Company, or as it may relate to the Company or any customer or supplier of any of them shall not be published, disclosed, or made accessible by him to any other person, firm or corporation either during or after the termination of his employment or used by him except during the Employment in the business of the Company. Except as otherwise provided in this
Section 7, Employee shall return all tangible evidence of such confidential information to the Company prior to or at the termination of his employment.

8.  LIFE INSURANCE.

    If reasonably requested by the Company, Employee shall submit to such reasonable physical examinations and otherwise take such actions and deliver such documents as may be reasonably necessary to enable the Company at its expense and for its own benefit, to obtain life insurance on the life of Employee.



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9.  TERMINATION.

    Notwithstanding anything herein contained, if on or after the date hereof and prior to the end of the Employment Period:

    (a) either (i) Employee shall be physically or mentally incapacitated or disabled or otherwise unable to fully discharge his duties hereunder for a period of three consecutive months in any twelve month period (provided however, that there shall be no right of termination unless there is in effect disability paid for by the Company in an amount sufficient to pay Employee his flail salary in the amount provided in
         Section 3 for the balance of the term of this Agreement), and Employee is in fact paid full salary in the amount provided in Section 3 for the balance of the term of this Agreement, (ii) Employee shall be, after all appeals have been exhausted, convicted of a felony, (iii) Employee shall breach any material term of this Agreement or violates Company policy and fails to correct such breach within (30) days after the written notice of commission thereof, then and in each such case, the Company shall have the right to give written notice of termination of Employee's services hereunder as of a date (not earlier than 30 days from the date of giving written notice) to be specified in such notice, and this Agreement shall terminate on and the salary shall be payable to, the date so specified, or

    (b) Employee shall die, then the Agreement shall terminate on the date of Employee's death but salary shall continue to be paid for a period of 90 days after the date of death. If Employee is terminated for any reason whatsoever; he will be entitled to 3 months severance pay equal to the salary in Section 3 for a period of 90 days. His estate shall be entitled to receive his full salary at the rate provided in Section 3 to the date as aforesaid. Nothing contained in this Section 9 shall be deemed to limit any other right the Company may have to terminate the Employee's employment hereunder upon any ground permitted by law in which case Employee will be paid severance pay equal to the salary in Section 3 for a period of 90 days.

10. SURVIVAL.

    The covenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive Employee's rightful termination of employment. If any such termination is wrongful, then, except, as provided in
Section 6, such covenants, agreements, representations and warranties shall not survive.

11. MODIFICATIONS.

    This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between the parties concerning such subject matter, and may be modified only by a written instrument duly executed by both of the parties hereto.

12. NOTICES.

    Any notice or other communication permitted or required to be given hereunder shall be in writing and shall ho mailed by certified mall, return receipt requested or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing and in accordance with the provisions of this Section 13). Notice to the estate of Employee shall be sufficient if addressed to Employee as provided in this
Section 13. Any notice of other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.



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13. WAIVER.

    Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must in writing.

14. BINDING EFFECT.

    Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to communications, encumbrance or other claims of Employee's creditors and any attempt to do any of the foregoing shall be void. The Company's rights or obligation under this Agreement shall not be transferable by assignment or otherwise, unless Employee at its sole option, elects to accept and be bound by such transfer assignment. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal representative and shall be binding upon and inure to the benefit of the Company and its successors and assigns.

15. NO THIRD PARTY BENEFICIARIES.

    This Agreement does not create and shall not be construed as creating any rights enforceable by any person not a party to this Agreement, except as provided in Sections 9(b) and 14 of this Agreement.

16. HEADINGS.

    The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

17. COUNTERPARTS; GOVERNING LAW.

    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed and construed in accordance with the laws of the State of New York without giving effect to its conflict of laws provisions.

    IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above-written.

                                            TRANS WORLD GAMING CORP.

                                            By:
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                                                 Andrew Tottenham
                                                 Its: President and Chief
                                                      Executive Officer

                                                 CHRISTOPHER MOORE


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